Exhibit 99.1

Shuanghui International and Smithfield Foods

Complete Strategic Combination, Creating a

Leading Global Pork Enterprise

Combined Company to Have Greater Access to Large and Growing Chinese Market

and Retain World-Leading Food Safety and Quality Control Standards

HONG KONG and SMITHFIELD, Va., September 26, 2013 – Shuanghui International Holdings Limited (“Shuanghui International”) and Smithfield Foods, Inc. (“Smithfield”) announced today that they have completed their previously announced strategic combination.

“Today marks an exciting new chapter for both of our proud organizations as we formally begin a partnership that will benefit our customers, employees, producers and partners,” said Shuanghui International Chairman Wan Long. “Together we look forward to utilizing our individual strengths, including Shuanghui’s extensive distribution network in China and Smithfield’s leading production and safety protocols, to provide safe, high-quality products to consumers worldwide.”

Smithfield Chief Executive Officer and President C. Larry Pope added, “Our partnership ensures the stability of our business for all our stakeholders, particularly our employees and the communities we serve, while simultaneously unlocking exciting opportunities for growth in the large and rapidly growing Chinese pork market. This is a new era for Smithfield, but one that will continue to be defined by the strictest adherence to the highest standards of food safety and quality, an unwavering commitment to giving back to our communities and acting as a responsible global corporate citizen.”

In connection with the completion of the strategic combination, each Smithfield shareholder will receive $34.00 per share in cash for each share of Smithfield common stock that they own. Smithfield will be a wholly-owned subsidiary of Shuanghui International Holdings Limited, operating as Smithfield Foods and under its existing brand names. Shares of Smithfield’s common stock, as of the close of trading today, will no longer be listed on the New York Stock Exchange. Morgan Stanley acted as financial advisor to Shuanghui International and Paul Hastings LLP and Troutman Sanders LLP acted as legal counsel. Barclays acted as financial advisor to Smithfield and Simpson Thacher & Bartlett LLP and McGuireWoods LLP acted as legal counsel.

About Shuanghui International Holdings Limited

Shuanghui International Holdings Limited is a Hong Kong-based privately held company that owns a variety of businesses that include food and logistics enterprises. Shuanghui International and its subsidiaries are the majority shareholders of China’s largest meat processor, Henan Shuanghui Investment & Development Co. Ltd. which is publicly listed on the Shenzhen Stock Exchange under the ticker symbol 000895. More information about Shuanghui International is available at www.shuanghui-international.com.

About Smithfield Foods

Smithfield Foods is a $13 billion global food company and the world’s largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Smithfield®, Eckrich®, Farmland®, Armour®, Cook’s®, Gwaltney®, John Morrell®, Kretschmar®, Curly’s®, Carando®, Margherita®, and Healthy Ones®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies; food safety; livestock disease; live hog production costs; product pricing; the competitive environment and related market conditions; risks associated with Smithfield’s or Shuanghui International Holdings Limited’s indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook; hedging risk; adverse weather conditions; operating efficiencies; changes in foreign currency exchange rates; access to capital; the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; adverse results from litigation; actions of domestic and foreign governments; labor relations issues; credit exposure to large customers; the ability to realize the anticipated strategic benefits from the merger between Smithfield and Shuanghui International Holdings Limited, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, and other risks and uncertainties described under Part I, Item 1A. “Risk Factors” in Smithfield’s Annual Report on Form 10-K for the fiscal year ended April 28, 2013.

CONTACTS:

FOR SHUANGHUI INTERNATIONAL:

Investors

Amy Feng

Abernathy MacGregor

(213) 630-6550

U.S. Media

Chuck Dohrenwend / Pat Tucker

Abernathy MacGregor

(212) 371-5999

Chinese-language Media

Y Communications

Mainland China

LI Jin

(86)	10-59636986

Hong Kong

Pamela Leung

(852) 2254-8848

FOR SMITHFIELD FOODS:

Investors

Keira Lombardo

Smithfield Foods, Inc.

(757) 365-3050

Media

Matthew Sherman / Andrew Siegel / Erin Kurtz

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449